UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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VIEWRAY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VIEWRAY, INC.

2 Thermo Fisher Way

Oakwood Village, OH 44146

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 13, 2019

To the Stockholders of ViewRay, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of ViewRay, Inc., a Delaware corporation (referred to herein as the “Company”, “we” or “our”), will be held virtually via live audio webcast on June 13, 2019, at 8:30 a.m. Pacific Time, for the following purposes:

1.	To elect the two directors named in the Proxy Statement to hold office until the 2022 annual meeting of stockholders and until their successors are duly elected and qualified;

2.

To ratify the selection, by the audit committee of our board of directors, of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2019; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement. Only stockholders who owned our common stock at the close of business on April 18, 2019 (the “Record Date”) can vote at this meeting or any adjournments that take place.

We have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, stockholders will not receive paper copies of our proxy materials unless they specifically request them. We will send a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 25, 2019 to our stockholders of record as of the close of business on the Record Date. We are also providing access to our proxy materials over the Internet beginning on or about April 25, 2019. Electronic delivery of our proxy materials will significantly reduce our printing and mailing costs, and the environmental impact of the proxy materials.

The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/VRAY2019, where you will be able to listen to the meeting live, submit questions and vote online. To participate in the Annual Meeting, you will need the 16-digit control number included on the Notice or on the proxy card that you request and receive by mail or e-mail. The Notice contains instructions for accessing the proxy materials, including the Proxy Statement and our annual report, and provides information on how stockholders may obtain paper copies free of charge. The Notice also provides the date and time of the Annual Meeting; the matters to be acted upon at the meeting and the recommendation from our board of directors with regard to each matter; and information on how to attend the meeting and vote online.

It is important that your shares be represented and voted whether or not you plan to attend the virtual Annual Meeting. You may vote on the Internet, by telephone or by completing and mailing a proxy card or the form forwarded by your bank, broker or other holder of record. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

Our board of directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement and FOR the ratification of the selection, by the audit committee of our board of directors, of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal No. 2 of the Proxy Statement.

By Order of the Board of Directors

/s/ Scott W. Drake
Scott W. Drake President and Chief Executive Officer

Oakwood Village, Ohio

April 25, 2019

YOUR VOTE IS IMPORTANT.

PLEASE PROMPTLY AUTHORIZE A PROXY TO CAST YOUR VOTES THROUGH THE INTERNET FOLLOWING THE VOTING PROCEDURES DESCRIBED IN THE NOTICE OR, IF YOU HAVE REQUESTED AND RECEIVED PAPER COPIES OF THE PROXY MATERIALS, BY TELEPHONE OR BY SIGNING, DATING AND RETURNING THE PROXY CARD SENT TO YOU.

VIEWRAY, INC.

2 Thermo Fisher Way

Oakwood Village, OH 44146

PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON JUNE 13, 2019

The board of directors of ViewRay, Inc. is soliciting your proxy to vote at our 2019 Annual Meeting of Stockholders to be held virtually via live audio webcast on June 13, 2019, at 8:30 a.m. Pacific Time, and any adjournment or postponement of that meeting (the “Annual Meeting”). The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/VRAY2019, where you will be able to listen to the meeting live, submit questions and vote online. To participate in the Annual Meeting, you will need the 16-digit control number included on the Notice of Internet Availability of Proxy Materials or on the proxy card that you request and receive by mail or e-mail.

This Proxy Statement is dated as of April 25, 2019. As used in this Proxy Statement henceforward, unless otherwise stated or the context clearly indicates otherwise, the terms the “Company,” the “Registrant,” “ViewRay,” “we,” “us” and “our” refer to ViewRay, Inc., a Delaware corporation or, prior to July 23, 2015, ViewRay Technologies, Inc. (f/k/a ViewRay Incorporated), a Delaware corporation.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record as of April 18, 2019 (the “Record Date”), while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials, or to request a printed set of the proxy materials. Instructions on how to request a printed copy by mail or e-mail may be found in the Notice of Internet Availability of Proxy Materials and on the website referred to in the Notice of Internet Availability of Proxy Materials, including an option to request paper copies on an ongoing basis. We are making this Proxy Statement available on the Internet on or about April 25, 2019 and are mailing the Notice of Internet Availability of Proxy Materials to all stockholders entitled to vote at the Annual Meeting on or about April 25, 2019. We intend to mail or e-mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested copies of such materials by mail or e-mail, within three business days of request.

The only voting securities of ViewRay are shares of common stock, $0.01 par value per share (the “common stock”), of which there were 96,952,728 shares outstanding as of the Record Date. We need the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present by remote communication or represented by proxy, to hold the Annual Meeting.

The Company’s Annual Report on Form 10-K, which contains financial statements for fiscal year 2018 (the “Annual Report”), accompanies this Proxy Statement if you have requested and received a copy of the proxy materials in the mail. Stockholders that receive the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and the Annual Report at the website referred to in the Notice of Internet Availability of Proxy Materials. The Annual Report and this Proxy Statement are also available on the “SEC Filings” section of our investor relations website at http://investors.viewray.com and at the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov. Please note that the information on our website is not part of this Proxy Statement. You also may obtain a copy of ViewRay’s Annual Report, without charge, by writing to our Investor Relations department at the above address.

THE PROXY PROCESS AND STOCKHOLDER VOTING

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 96,952,728 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, American Stock Transfer & Trust Company, LLC (“AST”), then you are a stockholder of record. As a stockholder of record, you may: vote electronically at the Annual Meeting; vote by proxy on the Internet or by telephone; or vote by returning a proxy card, if you request and receive one. Whether or not you plan to attend the Annual Meeting, to ensure your vote is counted, we urge you to vote by proxy on the Internet as instructed in the Notice of Internet Availability of Proxy Materials, by telephone as instructed on the website referred to on the Notice of Internet Availability of Proxy Materials, or (if you request and receive a proxy card by mail or e-mail) by signing, dating and returning the proxy card sent to you or by following the instructions on such proxy card to vote on the Internet or by telephone.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the virtual Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares electronically at the Annual Meeting, unless you request and obtain a legal proxy from your broker or other agent who is the record holder of the shares, authorizing you to vote at the Annual Meeting.

What am I being asked to vote on?

You are being asked to vote on two proposals:

•	Proposal No. 1: the election of two Class I directors to hold office until our 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualified; and

•

Proposal No. 2: the ratification of the selection, by the audit committee of our board of directors, of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How does the board of directors recommend I vote on the Proposals?

The board of directors recommends that you vote:

•	FOR each of the Class I director nominees; and

•	FOR ratification of Deloitte & Touche LLP as our independent registered public accounting firm.

How do I vote?

•	For Proposal 1, you may either vote “For,” or choose that your vote be “Withheld” from, any of the nominees to the board of directors.

•	For Proposal 2, you may either vote “For” or “Against” the proposal, or “Abstain” from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof. The procedures for voting, depending on whether you are a stockholder of record or a beneficial owner, are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in any of the following manners:

•

To vote over the Internet prior to the Annual Meeting, follow the instructions provided on the Notice of Internet Availability of Proxy Materials or on the proxy card that you request and receive by mail or e-mail. We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

•

To vote by telephone, call the toll-free number found on the proxy card you request and receive by mail or e-mail, or the toll-free number that you can find on the website referred to on the Notice of Internet Availability of Proxy Materials.

•

To vote by mail, complete, sign and date the proxy card you request and receive by mail or e-mail and return it promptly. As long as your signed proxy card is received before the Annual Meeting, we will vote your shares as you direct.

•

To vote via the virtual meeting website, visit www.virtualshareholdermeeting.com/VRAY2019. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on the proxy card that you request and receive by mail or e-mail in order to participate in the virtual Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/VRAY2019.

Even if you plan to participate in the Annual Meeting online, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to participate in the Annual Meeting. The Internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. Eastern Time on June 12, 2019. Even if you have submitted your vote before the Annual Meeting, you may still attend the virtual Annual Meeting and vote electronically. In such case, your previously submitted proxy will be disregarded.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization, rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted or follow the instructions to submit your vote by the Internet or telephone, if those instructions provide for Internet and telephone voting. To vote at the virtual Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Who counts the votes?

Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes, or the Inspector of Election. If you are a stockholder of record, and you choose to vote over the Internet prior to the Annual Meeting or by telephone, Broadridge will access and tabulate your vote electronically, and if you have requested and received proxy materials via mail or e-mail and choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in “street name”) returns one proxy card to Broadridge on behalf of all its clients.

How are votes counted?

Votes will be counted by the Inspector of Election appointed for the Annual Meeting. For Proposal 1, the Inspector of Election will separately count “For” and “Withheld” votes and broker non-votes for each nominee. For Proposal 2, the Inspector of Election will separately count “For” and “Against” votes, abstentions and broker non-votes. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to follow the instructions provided by your broker to instruct your broker how to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are “broker non-votes”?” and “Which ballot measures are considered “routine” and “non-routine”?”

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine”?

The ratification of the selection, by the audit committee of our board of directors, of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2019 (Proposal 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The election of directors (Proposal 1) is considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.

How many votes are needed to approve the proposal?

With respect to Proposal 1, the election of directors, the two nominees receiving the highest number of “For” votes will be elected. “Withheld” votes and broker non-votes will have no effect on the outcome of this proposal.

With respect to Proposal 2, the affirmative vote of the majority of votes cast (excluding abstentions and broker non-votes) is required for approval. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card, but do not make specific choices?

If we receive a signed and dated Proxy Card and that Proxy Card does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the two nominees for director, and “For” the ratification of the selection, by the audit committee of our board of directors, of Deloitte & Touche LLP as our independent registered public accounting firm. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to those proxy materials received by mail or on the Internet, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or more than one set of printed materials?

If you receive more than one Notice of Internet Availability of Proxy Materials or more than one set of printed materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must follow the instructions for voting on each Notice of Internet Availability of Proxy Materials or proxy card you receive via mail or e-mail upon your request, which include voting over the Internet, telephone or by signing and returning any of the proxy cards you request and receive.

Can I change my vote after submitting my proxy vote?

Yes. You can revoke your proxy vote at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy vote in any one of three ways:

•	You may submit a new vote on the Internet or by telephone or submit a properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to ViewRay’s Chief Financial Officer at 2 Thermo Fisher Way, Oakwood Village, Ohio 44146.

•	You may attend the virtual Annual Meeting and vote electronically at the Annual Meeting. Simply attending the virtual Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

How will voting on any business not described in this Proxy Statement be conducted?

We are not aware of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other matter is properly presented at the Annual Meeting, your proxy will vote your shares using his or her best judgment.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 27, 2019, to ViewRay’s Secretary at 2 Thermo Fisher Way, Oakwood Village, Ohio 44146. If you wish to submit a proposal that is not to be included in our proxy materials for the next year’s annual meeting pursuant to the SEC’s shareholder proposal procedures or to nominate a director, you must do so between February 14, 2020 and March 15, 2020; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after June 13, 2020, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present by remote communication or represented by proxy at the Annual Meeting. On the Record Date, there were 96,952,728 shares of common stock outstanding and entitled to vote.

If you are a stockholder of record, your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. If you are a beneficial owner of shares held in “street name,” your shares will be counted towards the quorum if your broker or nominee submits a proxy for your shares at the Annual Meeting, even if the proxy results in a broker non-vote due to the absence of voting instructions from you. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present by remote communication or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Implications of being an “emerging growth company.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the Company’s executive compensation arrangements, no CEO pay ratio disclosure, and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) in which the fifth anniversary of the completion of our initial public offering in 2014 occurs, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Attending the Annual Meeting

The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/VRAY2019, where you will be able to listen to the meeting live, submit questions and vote online. To participate in the Annual Meeting, you will need the 16-digit control number included on the Notice or on the proxy card that you request and receive by mail or e-mail.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Unless the board of directors determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the board of directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The board of directors currently consists of ten seated directors, divided into the three following classes:

•	Class I directors: Aditya Puri, Henry A. McKinnell, Jr., Ph.D., Scott W. Drake and Keith Grossman, whose current terms will expire at the Annual Meeting;

•	Class II directors: James F. Dempsey, Ph.D., Theodore T. Wang, Ph.D. and Daniel Moore, whose current terms will expire at the annual meeting of stockholders to be held in 2020; and

•	Class III directors: Caley Castelein, M.D., Brian K. Roberts and Scott Huennekens, whose current terms will expire at the annual meeting of stockholders to be held in 2021.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification, until the third subsequent annual meeting of stockholders.

Upon recommendation of the nominating and corporate governance committee, the board of directors has determined to reduce the number of board members from ten seated directors to eight seated directors, effective upon adjournment of the 2019 Annual Meeting of Stockholders. Scott W. Drake and Keith Grossman have been nominated for election at the Annual Meeting to serve as Class I directors. Each director to be elected will hold office from the date of his election by the stockholders until the third subsequent annual meeting of stockholders and until that director’s successor is duly elected and has been qualified, or until that director’s earlier death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, those shares will be voted for the election of those substitute nominee as the board of directors may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

The following table sets forth, for the Class III directors and for our other current directors, information with respect to their position/office held with the Company and their ages as of April 18, 2019:

Name	Age	Position/Office Held With the Company	Director Since
Class I Directors whose terms expire at the 2019 Annual Meeting of Stockholders and who are standing for election at the Annual Meeting
Scott W. Drake	51	President, Chief Executive Officer and Director	2018
Keith Grossman(1)	58	Director	2018
Class I Directors whose terms expire at the 2019 Annual Meeting of Stockholders and who are not standing for election at the Annual Meeting
Aditya Puri(1)(2)	48	Director	2015
Henry A. McKinnell, Jr., Ph.D.(3)	76	Director	2016
Class II Directors whose terms expire at the 2020 Annual Meeting of Stockholders
James F. Dempsey, Ph.D.	48	Chief Scientific Officer and Director	2008
Theodore T. Wang, Ph.D.	52	Director	2017
Daniel Moore(1)	58	Director	2018
Class III Directors whose terms expire at the 2021 Annual Meeting of Stockholders
Caley Castelein, M.D.(2)(3)	48	Director	2008
Brian K. Roberts(1)(3)	48	Director	2015
Scott Huennekens(2)	54	Director	2018

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the board of directors to conclude that they should serve as directors.

Nominees for Election to a Three-Year Term Expiring at the 2022 Annual Meeting of Stockholders

Scott W. Drake has served as our President and Chief Executive Officer and as a member of our board of directors since July 2018. Mr. Drake has over 25 years of experience in the private and public sectors of the medical device field. From August 2011 to August 2017, he served as President and Chief Executive Officer, and as a member of the board of directors of The Spectranetics Corporation (NASDAQ: SPNC), a medical device company. From November 2009 to July 2011, Mr. Drake was a Senior Vice President of DaVita Corporation (NYSE: DVA), a provider of kidney care and dialysis. He has served as the Chairman of the Board of AtriCure, Inc. (NASDAQ: ATRC) since September 2013, as well as a member of the board of directors of Zayo Group Holdings, Inc. (NYSE: ZAYO) since November 2018. Mr. Drake serves as the Chairperson of the AdvaMed Radiation Therapy Sector as well as a board member for the Medical Device Manufacturers Association (MDMA). He holds a B.S. in Business Administration from Miami University of Ohio. We believe Mr. Drake is qualified to serve on our board of directors because of his extensive management experience, growing revenue and driving operational improvements.

Keith Grossman has served as a member of our board of directors since July 2018. Mr. Grossman has over 30 years of leadership experience in the medical technology industry. As of April, 2019, he serves as a Vice Chairman of Alcon, Inc. (NYSE: ALC ). Mr. Grossman also serves as President and Chief Executive Officer and a member of the board of directors for Nevro Corp. (NYSE: NVRO), a medical device company since March 2019. Since 2015, he has served as a member of the board of directors of TherOx, Inc., a medical device company. Since 2014, Mr. Grossman has served as a member of the board of directors of Outset Medical, Inc., a medical device company. He served as a member of the board of directors of Vyaire Medical, Inc. from October 2016 until March 2019.

Mr. Grossman served as a member of the board of directors of Zeltiq Asthetics, Inc. (NASDAQ: ZLTQ), a medical technology company, from October 2013 to May 2017. He served as its Lead Independent Director from February 2016 to April 2017. Mr. Grossman served as a member of the board of directors of Thoratec Corporation (NASDAQ: THOR), a medical device company, from January 1996 to October 2015. From 2014 to 2016, he also served as President and Chief Executive Officer of Thoratec. Mr. Grossman served as President and CEO as well as a member of the board of directors of Conceptus, Inc. (NASDAQ: CPTS), a medical device company, from September 2011 to June 2013. From 2010 to 2012, he served as a member of the board of directors of Conventus Orthopaedics, Inc., a medical device company, as well as a member of the board of directors of Tandem Diabetes Care, Inc. (NASDAQ: TNDM), also a medical device company. Mr. Grossman served as a member of the board of directors of PatientSafe Solutions, Inc. from 2009 to 2012. From 2008 to 2012, he served as a member of the board of directors of NovaSom, Inc., a medical technology company, as well as a member of the board of directors of Vibrynt, Inc., a medical device company. Mr. Grossman served as a member of the board of directors of Intuitive Surgical, Inc. (NASDAQ: ISRG), a medical device company, from April 2003 to April 2010. He served as a member of the board of directors of medical device company, Kyphon, Inc. (NASDAQ: KYPH) from 2006 to November 2007. From 2003 to 2007, Mr. Grossman served on the board of directors of Acorn Cardiovascular, Inc., a medical device company. He served as a Managing Director for TPG Biotech, L.P., a private equity firm from September 2007 to December 2011. Mr. Grossman served as a board member of the Medical Device Manufacturers Association (MDMA) from 2011 to 2014, and as a member of the board of directors of The Tom Burnett Family Foundation from 2001 to 2005. He holds a B.S. from Ohio State University and an M.B.A. from Pepperdine University. We believe Mr. Grossman is qualified to serve on our board of directors because of his over 30 years of experience in leading innovative medical technology companies, delivering value to patients and customers as well as growth for stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH CLASS I NOMINEE NAMED ABOVE

Directors Continuing in Office Until the 2020 Annual Meeting of Stockholders

James F. Dempsey, Ph.D. has served as our Chief Scientific Officer since founding ViewRay in March 2004. Dr. Dempsey has been a member of the board of directors since January 2008. He has more than 17 years of experience in the field of radiotherapy medical physics. Dr. Dempsey served as Assistant Professor in the University of Florida Department of Radiation Oncology, from July 2001 to July 2007, and as Associate Professor from July 2007 to January 2008. He holds a B.S. in Radiochemistry from San Jose State University and a Ph.D. in Nuclear Chemistry from Washington University in St. Louis. We believe Dr. Dempsey is qualified to serve on our board of directors based on his in-depth knowledge of our product, business and industry, as well as his expertise in nuclear chemistry and physics and medical physics.

Theodore T. Wang, Ph.D. has served as a member of our board of directors since January 2017. Dr. Wang has served as a member of the board of directors of Ekso Bionics Holdings, Inc. (NASDAQ: EKSO), a robotics company, since September 2017. He has served as a member of the board of directors of biotherapeutics company Bellerophon Therapeutics, Inc. (NASDAQ: BLPH) since November 2017. Since 2016, Dr. Wang has served as a member of the board of directors of Fiduciary Trust Company International, a wealth management firm. From January 2015 to January 2019, he served as the Chief Investment Officer of Puissance Capital Management, of which he was a founder. From January 1996 to December 2014, Dr. Wang held various leadership positions for Goldman, Sachs & Co. including Partner, Co-Head of U.S. Equities Trading and Global Co-Head of One Delta Trading and a member of the Risk Committee. In 1995, he co-founded Xeotron Corp., a company specializing in DNA biochips. Dr. Wang has served as a member of the board of directors of the Spence School since 2014, as well as a member of the board of directors of the Dunhuang Foundation since 2013. Since 2010, he has also served as a member of the board of directors of the Museum of Chinese America and the China Institute. Dr. Wang holds a Ph.D. in Physics from the University of Minnesota, an M.B.A. from the University of Texas, Austin, and a B.S. from Fudan University, China. We believe Dr. Wang is qualified to serve on our board of directors because of his prior investment and leadership experience in the life science industry.

Daniel Moore has served as a member of our board of directors and our chair since February 2018. Mr. Moore has served as Chairman of the Board for medical device company LivaNova, PLC (NASDAQ: LIVN) since September 2015. He has served as a member of the board of directors for GI Dynamics, Inc.(ASX: GID), a medical device company since September 2014. Since January 2012, Mr. Moore has served as a member of the board of directors of medical device company, BrainScope. He served as a member of the board of directors of TriVascular (NASDAQ: TRIV), a medical device company, from September 2010 to January 2016. From May 2007 to October 2015, Mr. Moore served as Chief Executive Officer as well as a member of the board of directors of Cyberonics, Inc. (NASDAQ: CYBX), a medical device company. He served as a member of the board of directors for Topera, Inc., a medical device company, from October 2013 to January 2015. From 1989 to 2007, Mr. Moore held various positions in sales, marketing and senior management for Boston Scientific Corporation (NYSE: BSX). He was a member of the board of directors of the Medical Device Innovation Consortium (MDIC) from 2012 to 2014. From 2009 to 2016, Mr. Moore was a member of the board of directors of the Medical Device Manufacturers Association (MDMA), serving as Chair from 2012 to 2014. He was a member of the board of directors of the Epilepsy Foundations of Texas and Houston from 2008-2014, and a member of the board of directors of Smiling Kids, Inc. from 2000 to 2008. Mr. Moore holds a B.A. from Harvard University, and an M.B.A. from Boston University. We believe Mr. Moore is qualified to serve on our board of directors based on his diverse domestic and global business experience in the medical device industry.

Directors Continuing in Office Until the 2021 Annual Meeting of Stockholders

Caley Castelein, M.D. has served as a member of our board of directors since January 2008. Since February 2017, Dr. Castelein has served as a member of the board of directors of Aerpio Therapeutics, Inc. (NASDAQ: ARPO), a biopharmaceutical company. He has served as a member of the board of directors for AliveCor, Inc., a medical device company and NewBridge Pharmaceuticals FZ, LLC, a speciality therapeutics company, since March 2015. Since October 2010, Dr. Castelein has served as a member of the board of directors of Boreal Genomics, Inc. Since March 2008, he has served as a Managing Director of Kearny Venture Partners, L.P. Additionally he founded KVP Capital, L.P. in 2013 and manages the fund which invests in small and mid-cap healthcare companies. Dr. Castelein served as a member of the board of directors for Waterstone Pharmaceuticals, Inc., a pharmaceutical company from March 2015 to March 2018. From March 2015 to November 2017, he served as a member of the board of directors of Wellpartner, Inc., a pharmaceutical distribution solutions company. From March 2015 to July 2015, Dr. Castelein served as a member of the board of directors of Neos Therapeutics, Inc. (NASDAQ: NEOS), a pharmaceutical company. He holds an A.B. from Harvard College and an M.D. from the University of California, San Francisco. We believe Dr. Castelein is qualified to serve on our board of directors based on his extensive investment experience in the healthcare industry.

Brian K. Roberts has served as a member of our board of directors since December 2015. Since January 2018, Mr. Roberts has served as Chief Financial Officer of Tarveda Therapeutics, Inc., a biopharmaceutical company. Since July 2016, he has served as a member of the board of directors for Valeritas Holdings, Inc. (NASDAQ: VLRX), a medical technology company. Mr. Roberts served as Chief Operating and Financial Officer at Avedro, Inc., a pharmaceutical and medical device company, from January 2015 to October 2016. He served as Chief Financial Officer at Insulet Corporation (NASDAQ: PODD), also a medical device company, from March 2009 to November 2014. Mr. Roberts served as Chief Financial Officer at Jingle Networks, Inc., an advertising and technology solutions company, from September 2007 to December 2008. From June 2001 to July 2007, he held various leadership roles, including serving as Chief Financial Officer of Digitas, Inc. (NASDAQ: DTAS), (a/k/a DigitasLBi, Inc.), a marketing and technology agency. Mr. Roberts served as Vice President of Finance at Idiom Technologies, Inc., a provider of globalization management, from January 2000 to June 2001. From 1997 to 1999, he served as U.S. Controller of The Monitor Group, a consulting firm. Mr. Roberts served as an Auditor with Ernst & Young LLP from 1993 to 1997. He holds a B.S. from Boston College. We believe Mr. Roberts is qualified to serve on the Board because of his over 20 years of financial, operational and strategic experience in private and public companies.

Scott Huennekens has served as a member of our board of directors since February 2018. Mr. Huennekens has served as a member of the board of directors for NuVasive, Inc. (NASDAQ: NUVA), a medical device company, since September 2018. He served as Chairman of the Board, President and Chief Executive Officer of Verb Surgical, Inc., a medical device company, from August 2015 to January 2019. Mr. Huennekens served as a member of the board of directors of REVA Medical, Inc. (ASX: RVA), a medical device company from April 2015 to May 2018. From April 2013 to November 2016, he served as a member of the board of directors as well as Chairman of the Board at EndoChoice, Inc. and EndoChoice Holdings, Inc. (NYSE: GI), a medical device company. Mr. Huennekens served as President and Chief Executive Officer, and as a member of the board of directors of Volcano Corporation (NASDAQ: VOLC), a medical device company, from March 2002 to February 2015. From March 1997 to March 2002, he served in leadership roles, including President and Chief Executive Officer for Digirad Corporation (NASDAQ: DRAD), a diagnostic imaging solutions provider. Mr. Huennekens served in various leadership roles in divisions of Baxter International, Inc. (NYSE: BAX) from July 1993 to March 1997. From August 1991 to June 1993, he worked for Birtcher Medical Systems, Inc., and from September 1986 to August 1989, Mr. Huennekens served as an Audit Senior for Deloitte & Touche. Since 2009, Mr. Huennenkens has served as a member of the board of directors, and from 2014 to 2016 was Chairman of the board of directors for the Medical Device Manufacturer’s Association (MDMA). He holds a B.S. from the University of Southern California and an M.B.A. from the Harvard Business School. We believe Mr. Huennekens is qualified to serve on our board of based on his over 25 years of extensive experience in the medical device industry, developing advanced and innovative technological initiatives.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM

The audit committee of our board of directors has engaged Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2019 and is seeking ratification of this selection by our stockholders at the Annual Meeting. Deloitte & Touche LLP has audited our financial statements since the year ended December 31, 2010. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that a change would be in the best interests of the Company and our stockholders.

Audit and Non-Audit Services

The following table provides information regarding the fees incurred to Deloitte & Touche LLP during the years ended December 31, 2018 and 2017. All fees described below were approved by the audit committee.

	Year Ended December 31,
	2018	2017
Audit Fees(1)	$822,110	$662,937
Audit-Related Fees(2)	2,047	—
Tax Fees(3)	32,760	5,000
All Other Fees(4)	142,472	—

Total Fees	$999,389	$667,937

(1)

Audit Fees of Deloitte & Touche LLP for 2018 and 2017 were for professional services associated with the annual audit of our consolidated financial statements, the reviews of our quarterly condensed consolidated financial statements and the issuance of consents and comfort letters in connection with registration statement filings with the SEC.

(2)

Audit-related fees include, among others: employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services related to financial reporting that are not required by statute or regulation, and technical library access. In 2018, fees were incurred for technical library access. No such services were incurred in 2017.

(3)	Tax Fees consist of fees for tax compliance, tax advice and tax planning.
(4)

All Other Fees include any fees billed that are not audit, audit-related or tax fees. In 2018, fees were incurred for services associated with an enterprise risk management engagement. No such services were incurred in 2017.

Audit Committee Pre-Approval Policies and Procedures

Before an independent registered public accounting firm is engaged by the Company to render audit or non-audit services, our audit committee must review the terms of the proposed engagement and pre-approve the engagement. The audit committee may delegate authority to one or more of the members of the audit committee to provide these pre-approvals for audit or non-audit services, provided that the person or persons to whom authority is delegated must report the pre-approvals to the full audit committee at its next scheduled meeting. Audit committee pre-approval of non-audit services (other than review and attest services) is not required if those services fall within available exceptions established by the SEC.

The audit committee pre-approved all audit, audit-related, tax and other services provided by Deloitte & Touche LLP for 2018 and 2017 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the audit committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of ViewRay, Inc. (“ViewRay”) under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of ViewRay’s board of directors. The audit committee’s functions are more fully described in its charter, which is available in the “Corporate Governance” section of ViewRay’s investor relations website at http://investors.viewray.com/corporate-governance/highlights. Management has the primary responsibility for ViewRay’s financial statements and reporting processes, including its systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management ViewRay’s audited financial statements as of and for the year ended December 31, 2018.

The audit committee has discussed with Deloitte & Touche LLP, ViewRay’s independent registered public accounting firm, the matters required to be communicated to audit committees under applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the audit committee discussed Deloitte & Touche LLP’s independence with their representatives and has received written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. Finally, the audit committee discussed with Deloitte & Touche LLP, with and without management present, the scope and results of Deloitte & Touche LLP’s audit of ViewRay’s financial statements.

Based on these reviews and discussions, the audit committee has recommended to ViewRay’s board of directors that its audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC. The audit committee also has engaged Deloitte & Touche LLP as ViewRay’s independent registered public accounting firm for the fiscal year ending December 31, 2019 and is seeking ratification of this selection by the stockholders.

Audit Committee

Brian K. Roberts, Chairman

Aditya Puri

Keith Grossman

Daniel Moore

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available in the “Corporate Governance” section of our investor relations website at http://investors.viewray.com/corporate-governance/highlights. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The reference to our web address does not constitute incorporation by reference of the information contained at or available through our website.

Corporate Governance Guidelines

We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our board of directors adopted these Corporate Governance Guidelines to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our board of directors follows with respect to board and committee composition and selection, board meetings, Chief Executive Officer performance evaluation and management development and succession planning for senior management, including the Chief Executive Officer position. A copy of our Corporate Governance Guidelines is available on the “Corporate Governance” section of our investor relations website at http://investors.viewray.com/corporate-governance/highlights.

Director Independence

As required under Nasdaq rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The board of directors consults with the Company’s counsel to ensure that the board of directors’ determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, our board of directors has determined that Messrs. Moore, Grossman, Huennekens, Puri and Roberts, and Drs. Castelein, McKinnell and Wang qualify as “independent” directors in accordance with the Nasdaq listing requirements. Mr. Drake and Dr. Dempsey are not considered independent because they are both employees of ViewRay. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors considered information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. The audit, compensation and nominating and corporate governance committees are comprised entirely of directors determined by the board of directors to be independent within the meaning of Nasdaq and SEC rules and regulations applicable to the members of these committees.

Leadership Structure of the Board of Directors

Our amended and restated bylaws and corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or the implementation of a lead director in accordance with its determination that utilizing either structure would be in the best interests of our Company.

Our board of directors continues to believe that it is in the best interests of the Company and its stockholders to separate the Chairman of the Board and Chief Executive Officer roles and for our Chairman to be independent. Currently, Mr. Moore serves as our independent Chairman of the Board. Our Board believes that our current structure gives our Board a strong leadership and corporate governance structure that best serves the needs of the Company and its stockholders.

Our board of directors will continue to periodically review our leadership structure and may make any changes in the future as it deems appropriate.

Role of Board of Directors in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, and our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related party transactions. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:

•	appoints our independent registered public accounting firm;

•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;

•	determines the engagement of the independent registered public accounting firm;

•	reviews and approves the scope of the annual audit and the audit fee;

•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;

•	approves the retention of the independent registered public accounting firm to perform any proposed permissible audit and non-audit services;

•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;

•

is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviews our critical accounting policies and estimates;

•	reviews related party transactions; and

•	annually reviews the audit committee charter and the audit committee’s performance.

•

reviews with our independent registered public accounting firm and management, significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the scope, adequacy and effectiveness of our financial controls.

The current members of our audit committee are Messrs. Roberts, Puri, Grossman and Moore. Mr. Roberts serves as the chairman of the committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that Mr. Roberts is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations. Under the rules of the SEC and Nasdaq, members of the audit committee must also meet heightened independence standards. Our board of directors has determined that each of the members of the audit committee meet these heightened independence standards. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the audit committee charter is available to security holders on the “Corporate Governance” section of our investor relations website at http://investors.viewray.com/corporate-governance/highlights.

Compensation Committee

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers, other than the Chief Executive Officer, based on their evaluations. In setting executive officer compensation, our compensation committee considers the recommendations of our Chief Executive Officer, who evaluates the performance of all other executive officers. The board of directors retains the authority to determine and approve, upon the recommendation of the compensation committee, the compensation of the Chief Executive Officer, unless that authority has been delegated to the compensation committee. The compensation committee also approves grants of stock options, restricted stock units and other awards under our stock plans for our executive officers. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter. The current members of our compensation committee are Dr. Castelein and Messrs. Huennekens and Puri. Mr. Huennekens serves as the chairman of the committee. Each of the members of our compensation committee is an independent and non-employee director under the applicable rules and regulations of the SEC and Nasdaq relating to compensation committee independence. The compensation committee may delegate any or all of its responsibilities to a subcommittee of its members. The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the compensation committee charter is available to security holders on the “Corporate Governance” section of our investor relations website at http://investors.viewray.com/corporate-governance/highlights.

In 2018, the compensation committee retained Willis Towers Watson, a national executive compensation consulting firm, to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis and to provide the committee with advice and ongoing recommendations regarding material executive compensation decisions. In compliance with the disclosure requirements of the SEC, the compensation committee evaluated each of the six independence factors established by the SEC in assessing the consultant’s independence. Based on this assessment, the compensation committee determined that the engagement of the consultant does not raise any conflicts of interest or similar concerns. The compensation committee also evaluated the independence of other outside advisors to the compensation committee, including outside legal counsel, considering the same independence factors and concluded their work for the compensation committee does not raise any conflicts of interest.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and composition and organization of our board of directors. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our board of directors concerning governance matters. The current members of our nominating and corporate governance committee are Drs. Castelein and McKinnell and Mr. Roberts. Dr. Castelein serves as the chairman of the committee. Each of the members of our nominating and corporate governance committee is an independent director under the applicable rules and regulations of the SEC and Nasdaq relating to nominating and corporate governance committee independence. The nominating and corporate governance committee operates under a written charter. A copy of the nominating and corporate governance committee charter is available to security holders on the “Corporate Governance” section of our investor relations website at http://investors.viewray.com/corporate-governance/highlights.

In recommending candidates for election to the board of directors, the independent members of the nominating and corporate governance committee may consider the following criteria, among others: diversity of personal and professional background, perspective and experience; personal and professional integrity, ethics and values; experience in corporate management, operations or finance, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment; experience relevant to the Company’s industry and with relevant social policy concerns; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; practical and mature business judgment, including ability to make independent analytical inquiries; and promotion of a diversity of business or career experience relevant to the success of the Company. The board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Candidates may come to the attention of the committee through current board members, our executive officers, professional search firms, stockholders or other persons. For a stockholder to make any recommendation or nomination for election to the board of directors at an annual meeting, the stockholder must provide a notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after that anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of that annual meeting is made. Further updates and supplements to the stockholder’s notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include: the name and address of the proposed nominee; information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act of 1934, as amended (the “Exchange Act”); information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock; and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Chief Financial Officer, at 2 Thermo Fisher Way, Oakwood Village, Ohio 44146.

Mr. Drake and Mr. Grossman were appointed to the board of directors in July 2018. Messrs. Drake and Grossman are standing for election as directors by stockholders for the first time. Messrs. Drake and Grossman were recommended to our board of directors by our nominating and corporate governance committee.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

During 2018, the board of directors met 12 times, the compensation committee met 8 times, the audit committee met 7 times and the nominating and corporate governance committee met twice. Each board member attended 75% or more of the aggregate of the meetings of the board of directors and of the committees on which he served. We encourage all of our directors and nominees for director to attend our annual meetings of stockholders; however, attendance is not mandatory. Mr. Raanes and Dr. Dempsey attended our 2018 Annual Meeting.

Stockholder Communications with the Board of Directors

Should stockholders wish to communicate with the board of directors, any committee of the board of directors or any specified individual directors, they should send their correspondence to the attention of our Corporate Secretary at 815 E. Middlefield Road, Mountain View, California 94043. The communication should include the name, mailing address and telephone number of the stockholder sending the communication, the number of shares of stock owned by the stockholder and, if not the owner of record, the name of the owner of record of the shares beneficially owned by the stockholder, in order to permit stockholder status to be confirmed and for the Company to provide a response if deemed appropriate. The Corporate Secretary will forward the communication to the relative directors or the board as a whole.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

Except as described below and except for compensation for employment or services provided in other roles, there has not been since January 1, 2017, nor is there currently proposed, any transaction to which ViewRay, Inc. is or was a party in which the amount involved exceeds the lesser of $120,000 or 1% of the average of its total assets at year-end for the last two completed fiscal years, and in which any of our current directors, executive officers, holders of more than 5% of any class of our voting securities or any of their respective affiliates or immediate family members, had, or will have, a direct or indirect material interest.

2017 Private Placement

On January 13, 2017, we entered into a Securities Purchase Agreement pursuant to which we sold an aggregate of 10,323,101 shares of common stock, which consists of 8,602,589 shares of common stock and warrants to purchase 1,720,512 shares of common stock (the “2017 Placement Warrants”), for aggregate gross proceeds of approximately $26.1 million (the “2017 Private Placement”). The purchase price was $3.00 per share of common stock, except that the purchase price paid by individuals who were directors and/or officers of the Company was $3.17, which is equal to the consolidated closing bid price on the Nasdaq Global Market on the day of pricing, January 13, 2017. The purchase price for each warrant was equal to $0.125 for each share underlying the 2017 Placement Warrants. We completed the closing of the 2017 Private Placement on January 18, 2017.

Certain of our existing institutional investors, including investors affiliated with certain of our directors, members of our board of directors and one of our executive officers purchased an aggregate of 7,957,962 of shares of our common stock in the 2017 Private Placement and warrants to purchase 1,591,588 shares of common stock, for an aggregate purchase price of $24,149,982. These purchases were made on the same terms as the shares that were sold to other investors in the 2017 Private Placement and not pursuant to any pre-existing contractual rights or obligations.

In connection with the 2017 Private Placement, the Company entered into a Stockholders’ Agreement with certain of its stockholders pursuant to which, among other things, these stockholders have agreed to vote, or take any other action for the purpose of electing directors to our board of directors, in a manner necessary to elect and maintain as a director one member designated by Puissance Cross-Border Opportunities I LP, or the Puissance Director, until (1) Puissance Cross-Border Opportunities I LP ceases to be the beneficial owner of at least 10% of the then outstanding Company voting securities, (2) a Change of Control (as defined in the Stockholders’ Agreement) or (3) January 13, 2020 (each a “Resignation Event”). Upon the occurrence of a Resignation Event (as defined in the Stockholders’ Agreement), the Puissance Director will immediately tender his or her resignation as a director of the Company. The Puissance Director is currently Theodore T. Wang, Ph.D.

The following table provides details of the related parties’ participation in the 2017 Private Placement.

Name	Number of Shares of Common Stock	Number of Shares of Common Stock Underlying Warrants	Aggregate Purchase Price ($)
Ajay Bansal(1)	62,597	12,519	$199,997
Henry A. McKinnell, Jr., Ph.D.(2)	312,989	62,597	999,999
JMSK Ltd.(3)	46,948	9,389	149,998
Kearny Venture Partners Entrepreneurs’ Fund, L.P.(4)	6,608	1,321	19,989
Kearny Venture Partners, L.P.(5)	323,970	64,794	980,009
Mark S. Gold, M.D.(6)	31,298	6,259	99,997
OrbiMed Associates III, LP(7)	3,118	623	9,431
OrbiMed Private Investments III, LP(8)	327,459	65,491	990,563
Puissance Cross-Border Opportunities I LP(9)	6,842,975	1,368,595	20,699,999

(1)	Mr. Bansal is our Chief Financial Officer.
(2)	Dr. McKinnell is a member of our board of directors.
(3)	Steven Gold, the son of Dr. Gold, is the General Partner of JMSK, Ltd. Dr. Gold was formerly a member of our board of directors; he resigned from the Board in February 2018.
(4)

Caley Castelein, M.D., a member of our board of directors, is a Managing Director of Kearny Venture Partners, L.P., or KVP, and Kearny Venture Associates, L.L.C., or KVA. KVA is the general partner of each of KVP and Kearny Venture Partners Entrepreneurs’ Fund, L.P., or KVPE. Voting and dispositive decisions with respect to shares held by KVP and KVPE are made by Dr. Castelein, Richard Spalding and James Shapiro.

(5)

Caley Castelein, M.D., a member of our board of directors, is a Managing Director of Kearny Venture Partners, L.P., or KVP, and Kearny Venture Associates, L.L.C., or KVA. KVA is the general partner of each of KVP and Kearny Venture Partners Entrepreneurs’ Fund, L.P., or KVPE. Voting and dispositive decisions with respect to shares held by KVP and KVPE are made by Dr. Castelein, Richard Spalding and James Shapiro.

(6)	Dr. Gold was formerly a member of our board of directors; he resigned from the Board in February 2018.
(7)

OrbiMed Advisors LLC, or Advisors, is the general partner of OrbiMed Associates III, LP, or Associates III. By virtue of such relationship, Advisors may be deemed to have voting and investment power over the securities held by Associates III, and, as a result, may be deemed to have beneficial ownership over such securities. David Bonita, M.D., a private equity partner of Advisors, was formerly a member of our board of directors; he resigned from the Board in February 2018. Advisors exercises this investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and Jonathan T. Silverstein. Each of Advisors, Carl L. Gordon, Sven H. Borho, Jonathan T. Silverstein and David Bonita, M.D. disclaims beneficial ownership of the shares held by Associates III, except to the extent of its or his pecuniary interest therein, if any.

(8)

OrbiMed Capital GP III LLC, or GP III, is the general partner of OrbiMed Private Investments III, LP, OPI III. OrbiMed Advisors LLC, or Advisors, is the managing member of GP III. By virtue of such relationship, GP III and Advisors may be deemed to have voting and investment power over the securities held by OPI III and, as a result, may be deemed to beneficially own such securities. David Bonita, M.D., a private equity partner of Advisors, was formerly a member of our board of directors; he resigned from the Board in February 2018. Advisors exercises this investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and Jonathan T. Silverstein. Each of GP III, Advisors, Carl L. Gordon, Sven H. Borho, Jonathan T. Silverstein and David Bonita, M.D. disclaims beneficial ownership of the shares held by OPI III, except to the extent of its or his pecuniary interest therein, if any.

(9)

Puissance Capital Management LP, or PCM, is the investment manager of the Puissance Cross-Border Opportunities I LP. Puissance Capital Fund (GP) LLC and Puissance Capital Management (GP) LLC are the general partners of PCM. Theodore T. Wang, Ph.D., a member of our board of directors, is the managing member of the general partners and may be deemed to have voting and investment power over the shares.

2017 Direct Registered Offering

On October 23, 2017, we entered into two separate Securities Purchase Agreements, and sold an aggregate of 8,382,643 shares of our common stock for aggregate gross proceeds of approximately $50 million (the “2017 Direct Registered Offering”). The purchase price was $5.95 per share of common stock, except that the purchase price paid by KVP Capital L.P., which is affiliated with a director of the Company was $6.44 per share, which is equal to the closing price of the Company’s common stock on the Nasdaq Global Market on October 24, 2017.

Certain of our existing institutional investors, including the investors affiliated with one of our directors purchased an aggregate of 130,600 of shares of our common stock, for an aggregate purchase price of $841,064. These purchases were made on the same terms as the shares that were sold to other investors in the 2017 Direct Registered Offering and not pursuant to any pre-existing contractual rights or obligations.

Pursuant to one of the Purchase Agreements, we agreed to (a) appoint a representative of Fosun International Limited and its wholly-owned subsidiary Strong Influence Limited (together, “Fosun”) as a non-voting observer to the Board of Directors and (b) after the date, if ever, that Fosun were to beneficially own at least 15% of the Company’s then outstanding shares of common stock, appoint a representative of Fosun as a director of the Company upon Fosun’s request. These rights expire on the first date that Fosun ceases to own at least 90% of the shares it purchased in the 2017 Direct Registered Offering.

The following table provides details of the related parties’ participation in the 2017 Direct Registered Offering.

Name	Number of Shares of Common Stock	Aggregate Purchase Price ($)
Strong Influence Limited(1)	6,566,843	$39,072,716
KVP Capital, LP(2)	130,600	841,064

(1)	Strong Influence Limited is an indirect wholly-owned subsidiary of Fosun International Limited, a Chinese company listed on the Hong Stock Exchange.
(2)

Caley Castelein, M.D., a member of our board of directors, is a Managing Director of KVP Capital GP, LLC, which is the general partner of KVP Capital, LP. Voting and dispositive decisions with respect to shares held by KVP Capital, LP are made by Dr. Castelein.

2018 Direct Registered Offering

On February 25, 2018, we entered into a Securities Purchase Agreement, which was subsequently amended and restated on March 5, 2018, with Fosun International Limited, a stockholder of the company, pursuant to which we sold an aggregate of 4,090,000 shares of our common stock, 3,000,581 shares of newly designated Series A Convertible Preferred Stock and warrants to purchase 1,418,116 shares of our common stock, or the 2018 Offering Warrants, for aggregate gross proceeds of approximately $59.1 million (the “2018 Direct Registered Offering”). The purchase price was $8.31 per share for both Series A Convertible Preferred Stock and common stock, which is equal to the closing price of the Company’s common stock on the Nasdaq Global Market on the day of pricing, February 23, 2018. The purchase price for each warrant was equal to $0.125 for each share underlying the 2018 Offering Warrants. We completed the closing of the 2018 Direct Registered Offering on March 5, 2018.

Sales Consulting Agreement with Puissance Capital Management

In January 2017, the Company entered into a sales consulting agreement with Puissance Capital Management, or PCM, to assist with business development activities in a key market in Asia. PCM is the investment manager of Puissance Cross Border Opportunities LLP, a stockholder in the Company. Theodore T. Wang, Ph.D., a member of the Company’s board of directors, is the managing member of the general partners of PCM for the year ended December 31, 2018. The sales consulting agreement has a term of one year with a total consideration of $1.3 million. This amount has been fully expensed in the first quarter of 2018.

Indemnification of Directors and Officers

Our certificate of incorporation and bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his, her or its actions in that capacity regardless of whether we would otherwise be permitted to indemnify him, her or it under Delaware law.

In addition to the indemnification required in our certificate of incorporation and bylaws, we have or will enter into indemnification agreements with each of our directors, officers and certain other employees at this time in the form approved by our board of directors and our stockholders. These agreements provide for the indemnification of our directors, officers and certain other employees for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents.

License Agreement with University of Florida Research Foundation, Inc.

In December 2004, we entered into a Standard Exclusive License Agreement with Sublicensing Terms with University of Florida Research Foundation, Inc., or UFRF, under which we licensed certain patents from UFRF in exchange for royalty payments and an equity issuance, or the UFRF License Agreement. We entered into an amendment of the UFRF License Agreement in December 2007. Since December 2004 to December 2018, we have paid UFRF $1,652,763 in royalties and $63,000 in patent and legal fees pursuant to the terms of the UFRF License Agreement. In addition, in December 2004, we issued 11,312 shares of common stock to UFRF pursuant to the terms of the UFRF License Agreement, which required us to issue UFRF a certain number of shares of common stock upon execution of the UFRF License Agreement, as well as issue UFRF additional shares of common stock to maintain UFRF’s ownership of 5% of our outstanding equity until certain financing conditions were satisfied. We satisfied these financing conditions in 2013 and have no further obligations to issue UFRF shares of our common stock pursuant to the terms of the UFRF License Agreement. Prior to the consummation of the private placement on 2015, UFRF was a beneficial owner of approximately 0.10% of our capital stock on an as-converted basis. In connection with his former employment at the University of Florida and his role in the development of the licensed patents under the UFRF License Agreement, as amended, James F. Dempsey, Ph.D., our Chief Scientific Officer and a member of our board of directors, receives a percentage of the royalty payments we pay to UFRF and is entitled to a percentage of any proceeds from the sale of common stock by UFRF. Specifically, under the University of Florida’s intellectual property policy, Dr. Dempsey is entitled to (i) 40% of any royalty payments we pay to UFRF or proceeds from the sale of common stock by UFRF of up to $500,000 and then (ii) 25% of any royalty payments we pay to UFRF or proceeds from the sale of common stock by UFRF over $500,000.

Director and Executive Officer Compensation

Please see “Executive Compensation” and “Director Compensation” for information regarding compensation of directors and executive officers.

Employment Agreements

We have entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation—Narrative to 2018 Summary Compensation Table and Outstanding Equity Awards at 2018 Year End.”

Director and Officer Indemnification Agreements

We have or will enter into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Policies and Procedures for Related Party Transactions

Our board of directors has adopted a written related party transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds the lesser of $120,000 or 1% of the average of its total assets at year-end for the last two completed fiscal years and a related person had, has or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. As provided by our audit committee charter, our audit committee will be responsible for reviewing and approving in advance the related party transactions covered by the Company’s related transaction policies and procedures.

DIRECTOR COMPENSATION

Effective January 1, 2018, our board of directors approved a compensation policy for our non-employee directors, or the Director Compensation Policy. Pursuant to the Director Compensation Policy for 2018, each non-employee director received an annual retainer of $40,000. Any non-employee Chairman received an additional annual cash retainer in the amount of $35,000 per year. Non-employee directors received additional annual retainers of $10,000 for serving on the audit committee (or $20,000 for serving as the chair of the audit committee), $7,000 for serving on the compensation committee (or $15,000 for serving as the chair of the compensation committee) and $5,000 for serving on the nominating and corporate governance committee (or $10,000 for serving as the chair of the nominating and corporate governance committee) (such payments collectively, the “Annual Retainer”). In an effort to bring our director compensation program more in line with market practices, effective as of January 1, 2019, our board of directors approved an increase in the annual retainer, increasing it from $40,000 to $45,000 per year. Under the Director Compensation Policy, each non-employee director may elect to receive the Annual Retainer payable in cash or vested Deferred Stock Units (“DSUs”). If the non-employee director elects to receive the Annual Retainer in the form of cash, the Annual Retainer will be paid in arrears in equal quarterly installments following the close of each calendar quarter, subject to pro-ration (rounded down to the nearest month) if a non-employee director serves less than a full calendar quarter. All cash Annual Retainer payments will be paid no later than March 15 of the calendar year that follows the year in which the director’s services were performed. If the non-employee director elects to receive the Annual Retainer in the form of DSUs, the underlying shares of our common stock will not be issued to the non-employee directors until the earlier of the date the non-employee director terminates service with us or upon a change of control of our Company (as defined in our 2015 Equity Incentive Award Plan).

Under the 2018 Director Compensation Policy, upon the director’s initial appointment or election to our board of directors, each non-employee director received an option to purchase that number of shares of our common stock such that the award has an aggregate grant date fair value equal to $176,400 (an “Initial Option”). Unless a different vesting schedule is specified, an Initial Option will vest as to 1/36th of the shares on each monthly anniversary of the applicable grant date, subject to continued service through each applicable vesting date. Each non-employee director who had been serving as a director and continued to serve as a director was automatically granted on the first trading day of January, an option to purchase that number of shares of our common stock such that the award has an aggregate grant date fair value equal to $100,000 (an “Annual Option”). The Annual Option vests as to 1/12th of the shares on each monthly anniversary of the applicable grant date, subject to continued service through such vesting date. In addition, pursuant to the terms of the Director Compensation Policy, all equity awards outstanding and held by a non-employee director will vest in full immediately prior to the occurrence of a change in control (as defined in the applicable equity plan such awards were granted under).

In approving the Director Compensation Policy, our board of directors considered market data provided by our compensation consultant regarding compensation paid to directors of similarly situated companies in our industry and determined that the levels of cash director compensation, are appropriate. Our board of directors increased the value of the Annual grant of stock options from $70,000 to $100,000 in 2018, and then to $115,000 in 2019 in order to further align the interests of our directors and stockholders and bring our overall director compensation more in line with market practices. Commencing in 2019, the Initial Option value was reduced to $175,000.

In connection with his initial appointment to our board of directors, in August 2018, we granted Mr. Grossman an Initial Option to purchase 38,080 shares of our common stock at an exercise price equal to $11.92 per share. The option vests as to 1/36th of the shares on each monthly anniversary of August 1, 2018, subject to Mr. Grossman’s continued service through each applicable vesting date.

2018 Director Compensation Table

The following table sets forth information for the year ended December 31, 2018 regarding the compensation awarded to, earned by or paid to our non-employee directors.

Name of Director	Fees Earned or Paid in Cash ($)(1)	Option Awards(2)($)	Total ($)
David Bonita, M.D.	$26,745	$—	$26,745
Caley Castelein, M.D.	61,000	53,425	114,425
Mark S. Gold, M.D.	21,882	—	21,882
Keith Grossman(3)	19,194	220,236	239,430
Scott Huennekens(4)	43,944	267,359	311,303
Henry A. McKinnell, Jr., Ph.D.	42,500	53,425	95,925
Daniel Moore(5)	71,778	267,359	339,137
Aditya Puri	57,000	53,425	110,425
Brian K. Roberts	62,500	53,425	115,925
Theodore T. Wang, Ph.D.	40,000	53,425	93,425

(1)

Includes the following fees earned in 2018 that were satisfied through the grant of fully vested DSUs for which the underlying common stock will be issued upon the earlier of a change in control or the director’s termination of service.

Name of Director	2018 Fees Satisfied in Deferred Restricted Stock Units
David Bonita, M.D.	$—
Caley Castelein, M.D.	54,139
Mark S. Gold, M.D.	—
Keith Grossman(3)	—
Scott Huennekens(4)	43,379
Henry A. McKinnell, Jr., Ph.D.	22,500
Daniel Moore(5)	—
Aditya Puri	50,983
Brian K. Roberts	56,167
Theodore T. Wang, Ph.D.	35,778

(2)

Amounts shown represent the aggregate grant date fair value of stock options granted, as calculated in accordance with FASB ASC Topic 718 excluding the impact of estimated forfeitures related to service-based vesting provisions. See footnote 13 of the financial statements included in our Annual Report on Form 10-K filed March 15, 2019 for the assumptions used in calculating this amount. As of December 31, 2018, each of our non-employee directors held the following outstanding vested DSUs and options to purchase shares of our common stock:

Name of Director	Deferred Stock Units (#)	Shares Subject to Outstanding Options (#)
Caley Castelein, M.D.	36,865	84,305
Keith Grossman	—	53,765
Scott Huennekens	5,803	71,169
Henry A. McKinnell, Jr., Ph.D.	13,733	84,305
Daniel Moore	—	71,169
Aditya Puri	32,821	84,305
Brian K. Roberts	27,875	84,305
Theodore Wang, Jr., Ph.D.	8,144	57,131

Drs. Bonita and Gold did not hold any outstanding equity awards as of December 31, 2018 because they resigned service with us earlier in the year.

(3)	Mr. Grossman was appointed to our board of directors in July 2018.
(4)	Mr. Huennekens was appointed to our board of directors in February 2018.
(5)	Mr. Moore was appointed to our board of directors in February 2018.

EXECUTIVE OFFICERS

The following is biographical information for our executive officers, including their ages as of April 18, 2019.

Name	Age	Position(s)
Scott W. Drake	51	President and Chief Executive Officer
James F. Dempsey, Ph.D.	48	Chief Scientific Officer
Ajay Bansal	57	Chief Financial Officer
Shahriar (Shar) Matin	44	Chief Operating Officer
James Alecxih	54	Chief Commercial Officer

Scott W. Drake has served as our President and Chief Executive Officer and as a member of our board of directors since July 2018. Please see Mr. Drake’s biography set forth above in the section entitled “Proposal 1—Election of Directors.”

James F. Dempsey, Ph.D. has served as our Chief Scientific Officer since founding ViewRay in March 2004. Dr. Dempsey has been a member of the board of directors since January 2008. Please see Dr. Dempsey’s biography set forth above in the section entitled “Proposal 1—Election of Directors.”

Ajay Bansal has served as our Chief Financial Officer since June 2016. Mr. Bansal previously served as the Chief Financial Officer of Onconova Therapeutics, Inc. (“Onconova”) from March 2013 to February 2016. He also served as a member of the board of directors of Onconova from March 2013 until immediately prior to the listing of Onconova’s common stock on the Nasdaq Global Market in July 2013. From May 2010 to March 2013, Mr. Bansal served as Chief Financial Officer of Complete Genomics Incorporated, a life sciences company. From June 2009 to January 2010, Mr. Bansal served as Chief Financial Officer of Lexicon Pharmaceuticals, Inc., a biopharmaceutical company. From March 2006 to October 2008, Mr. Bansal served as Chief Financial Officer of Tercica, Inc., a biopharmaceutical company. From February 2003 to January 2006, Mr. Bansal served as Chief Financial Officer of Nektar Therapeutics, also a biopharmaceutical company. Prior to joining Nektar Therapeutics, Mr. Bansal spent more than 15 years as a management consultant at Arthur D. Little, Inc., McKinsey & Company, Inc. and ZS Associates, Inc., in management roles at Novartis Corporation, a pharmaceuticals company, at Mehta Partners, a financial advisory firm, and at Capital One, a bank holding company. Mr. Bansal received a B.S. in Mechanical Engineering from the Indian Institute of Technology (Delhi) and an M.S. in Operations Research and an M.B.A. from Northwestern University.

Shar Matin has served as our Chief Operating Officer since July 2018. Mr. Matin has over 20 years of medical technology experience. He has led commercial and technical teams in the United States, Europe and Asia. Previously, he served as Chief Operating Officer of Spectranetics from April 2007 to November 2017. Before joining Spectranetics, Matin was the Business Unit Director for Boston Scientific’s cardiac rhythm management operations in China from August 2003 to March 2007. He also served in several commercial and engineering roles at Guidant Corporation. Mr. Matin also serves on the board of directors of the Fitzsimons Redevelopment Authority in Aurora, Colorado. He earned a BS in Mechanical Engineering from the University of California, Berkeley, with honors, and an MBA from Harvard Business School.

James Alecxih has served as our Chief Commercial Officer since September 2018. He previously served as Founder and CEO of Luminosity Professional Services, a firm specializing in medical device commercialization in the U.S. and international markets, from January 2016 to December 2017. Prior to that, he was the Vice President of Worldwide Sales at Nevro, which manufactures a spinal stimulation device to treat chronic pain, from December 2017 to July 2018. Previous roles also include 14 years at Intuitive Surgical where he served as Senior Vice President of Sales for North America, South America, Australia and New Zealand, along with a variety of sales management roles at Johnson & Johnson’s Ethicon Endo-Surgery. Mr. Alecxih holds a Bachelor of Arts degree in Business from Le Tourneau University.

EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers, or NEOs. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

Our NEOs for 2018 were as follows:

•	Scott W. Drake, President and Chief Executive Officer;

•	Chris A. Raanes, Former President and Chief Executive Officer;

•	Shar Matin, Chief Operating Officer; and

•	James Alecxih, Chief Commercial Officer.

2018 Summary Compensation Table

The following table sets forth total compensation paid to our named executive officers for the years ended December 31, 2018 and December 31, 2017. Messrs. Drake, Matin and Alecxih were not employed by the Company prior to 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation($)	Total ($)
Scott W. Drake,	2018	308,681	—	11,157,300	10,751,674	—	152,721	22,370,376
President & Chief Executive Officer(3)

Chris A. Raanes,	2018	262,877	—		1,860,708	155,944	229,509	2,509,038
Former President & Chief Executive Officer(4)	2017	475,000	—		1,552,301	—	—	2,027,301

Shar Matin,	2018	187,413	—	5,578,650	5,375,837	—	151,631	11,293,531
Chief Operating Officer(5)

James Alecxih,	2018	105,000	—		1,446,892	—	—	1,551,892
Chief Commercial Officer(6)

(1)

Amounts shown represent the aggregate grant date fair value of restricted stock units and stock options, respectively, granted in the applicable year, as calculated in accordance with FASB ASC Topic 718 excluding the impact of estimated forfeitures related to service-based vesting provisions. See footnote 13 of the financial statements included in our Annual Report on Form 10-K filed March 15, 2019 for the assumptions used in calculating these amounts.

(2)

Represents Mr. Raanes’ 2018 performance bonus, which was pro-rated for the number of days he served as Chief Executive Officer during 2018. Please see the description of the annual bonus paid to Mr. Raanes in the “Narrative to 2018 Summary Compensation Table and Outstanding Equity Awards at 2018 Fiscal Year End—Separation Agreement with Chris Raanes” below for additional information.

(3)

Mr. Drake commenced employment with us in July 2018. His salary was pro-rated for a partial year of service. The stock and option awards reported represent the equity grants that he received upon joining the Company, further described in “Narrative to 2018 Summary Compensation Table” below. The “All Other Compensation” amount for Mr. Drake is composed of $150,000 in relocation reimbursements provided to Mr. Drake and $2,721 in ViewRay 401(k) matching contribution.

(4)

Mr. Raanes resigned his employment with us in July 2018. His salary from January 1 to July 22, 2018 was $262,877. Working as a consultant for ViewRay, following his termination of employment, he earned $212,123, which is included in the “All Other Compensation” column for 2018. . Also included in the “All Other Compensation” are $9,136 in COBRA reimbursements and $8,250 in ViewRay 401(k) matching contributions.

(5)

Mr. Matin commenced employment with us in July 2018. His salary was pro-rated for a partial year of service. The stock and option awards reported represent the equity grants that he received upon joining the Company, further described in “Narrative to 2018 Summary Compensation Table” below. The “All Other Compensation” amount for Mr. Matin is composed of $150,000 in relocation reimbursement provided to Mr. Matin and $1,631 in ViewRay 401(k) matching contributions.

(6)

Mr. Alecxih commenced employment with us in September 2018. His salary was pro-rated for a partial year of service. The option awards reported represent the equity grants that he received upon joining the Company, further described in “Narrative to 2018 Summary Compensation Table” below.

Outstanding Equity Awards at 2018 Fiscal Year End

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2018.

		Option Awards
		Number of Securities Underlying Unexercised Options (#)					Stock Awards
Name	Vesting Commencement Date	Exercisable	Unexercisable (1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have not Vested ($)(4)
Scott W. Drake	7/22/2018	—	1,925,000	(2)	$9.66	7/22/2028	1,155,000	$7,010,850
Chris A. Raanes	7/23/2015	388,459	66,318		5.05	7/22/2025	—	—
	2/18/2017	229,174	270,826		5.05	2/18/2027	—	—
	2/2/2018	34,330	6,866		8.65	2/2/2028	—	—
	5/15/2018	—	410,000	(2)	6.91	5/15/2028	—	—
Shar Matin	7/22/2018	—	962,500	(2)	9.66	7/22/2028	577,500	3,505,425
James Alecxih	9/17/2018	—	275,000	(2)	9.09	10/15/2028	—	—

(1)

Except as otherwise noted, these options vest and become exercisable as to 1/48th of the shares on each monthly anniversary of the vesting commencement date, such that all shares subject to an option will be vested and exercisable on the fourth anniversary of the vesting commencement date, subject to the holder continuing to provide services to us through the applicable vesting date.

(2)

These options vest and become exercisable as to 25% of the shares on the first anniversary of the vesting commencement date and as to 1/48th of the shares on each monthly anniversary thereafter, such that all shares subject to the option will be vested on the fourth anniversary of the vesting commencement date, subject to the holder continuing to provide services to us through the applicable vesting date.

(3)

These restricted stock units vest one-third annually such that all units will be vested on the third anniversary of the vesting commencement date, subject to the holder continuing to provide services to us through the applicable vesting date.

(4)	Reflects the number of restricted stock units multiplied by $6.07, the closing price of the Company’s common stock on the Nasdaq Global Market on December 31, 2018.

Narrative to 2018 Summary Compensation Table and Outstanding Equity Awards at 2018 Year End

Employment Agreement with Scott W. Drake

In July 2018, ViewRay entered into an employment agreement with Mr. Drake, or the Drake Agreement, pursuant to which Mr. Drake serves as our President and Chief Executive Officer and was appointed as a member of our board of directors. The Drake Agreement provides for Mr. Drake’s minimum annual base salary, target annual bonus opportunity and standard employee benefit plan participation. Mr. Drake’s base salary for 2018 was $700,000, and the agreement provides for an annual bonus target of 100% of base salary that may be earned based on the achievement of certain Company and individual performance goals. ViewRay also granted an option to purchase 1,925,000 shares of the Company’s common stock and 1,155,000 restricted stock units to Mr. Drake in consideration of his agreement to join the Company. Under the Drake Agreement, Mr. Drake’s employment is terminable at-will. Mr. Drake has also executed ViewRay’s standard confidential information and invention assignment agreement, which contains certain non-competition covenants.

In the event that Mr. Drake’s employment were terminated by the Company without cause or Mr. Drake were to resign for good reason (each as defined in the Drake Agreement), subject to his executing and not revoking a general release of all claims, then Mr. Drake would become entitled to receive (i) payment that is equal to two times the sum of his base salary and target performance bonus as determined and in effect at the date of the termination, payable in equal installments over the 24-month period following his termination, (ii) payment of twelve monthly amounts for the difference between the monthly COBRA premium cost and the monthly contribution previously paid by Mr. Drake, and (iii) accelerated vesting of all of Mr. Drake’s equity awards that would otherwise (absent the termination) have vested during the 24 months following his termination date. Mr. Drake would have 12 months from the termination date to exercise vested stock options.

If Mr. Drake’s employment were to be terminated by the Company without cause or Mr. Drake were to resign for good reason at any time three months prior to or 18 months following a change of control (as defined in our 2015 Equity Incentive Award Plan), then all equity awards granted to Mr. Drake would become vested and exercisable as of the date of such termination.

Separation Agreement with Chris A. Raanes

Mr. Raanes resigned his employment with us effective July 22, 2018; he and ViewRay entered into a separation agreement. In the agreement, Mr. Raanes released claims against us and our affiliates. He was paid his 2018 pro-rated performance bonus of $155,944, which was calculated based on the number of days he served as Chief Executive Officer in 2018 and was determined using (i) actual performance for the first and second quarters of 2018, and (ii) targeted performance for the third and fourth quarters of 2018. Mr. Raanes has been working and will continue to work for ViewRay as a consultant for one year, receiving compensation at a rate equivalent to his base salary prior to termination of $475,000 per year. For twelve months following the termination month, the Company will reimburse Mr. Raanes for the cost of COBRA medical insurance premiums. While serving as a consultant, Mr. Raanes’ equity grants will continue to vest. The post-termination exercise period of his stock options was extended to the later of July 22, 2019 or six months from the final date of his consulting services.

Employment Agreement with Shar Matin

Effective as of July 2018, we entered into an employment agreement with Mr. Matin that provides for employment on at-will basis and specifies Mr. Matin’s minimum annual base salary, annual target bonus opportunity, equity awards and certain other benefits. Mr. Matin’s annual base salary for 2018 was $425,000 and his target annual bonus percentage for 2018 was 75% of base salary which may be earned based on the achievement of certain Company and individual performance goals. ViewRay also granted an option to purchase 962,500 shares of the Company’s common stock and 577,500 restricted stock units to Mr. Matin in consideration of his agreement to join the Company.

The employment agreement also provides Mr. Matin with certain severance and change of control benefits. In the event that Mr. Matin’s employment were terminated by the Company without cause or Mr. Matin resigns for good reason (each as defined in his employment agreement), subject to executing and not revoking a general release of all claims, then Mr. Matin would be entitled to receive (i) payment that is equal to the sum of his base salary and target performance bonus as determined and in effect at the date of the termination, payable in equal installments over the 12-month period following his termination, (ii) payment of twelve monthly amounts for the difference between the monthly COBRA premium cost and the monthly contribution previously paid by Mr. Matin, and (iii) accelerated vesting of all of Mr. Matin’s equity awards that would otherwise (absent the termination) have vested during the 24 months following his termination date. Mr. Matin would have 12 months from the termination date to exercise vested stock options.

If Mr. Matin’s employment were to be terminated by the Company without cause or Mr. Matin were to resign for good reason at any time three months prior to or 18 months following a change of control (as defined in our 2015 Equity Incentive Award Plan), then all equity awards granted to Mr. Matin would become vested and exercisable as of the date of such termination.

Offer Letter to James Alecxih

Effective as of September 2018, we entered into an offer letter with Mr. Alecxih that provides for employment at-will and annual base salary, annual target bonus, equity awards and certain other benefits. Mr. Alecxih’s base salary for 2018 was $360,000 and his target annual bonus percentage for 2018 was 45% of base salary awarded based on the achievement of certain milestones. In addition for 2019, Mr. Alecxih may earn up to $325,000 based on the achievement of targeted order tiers. Please see the section titled “Terms and Conditions of Annual Bonuses” below for a further description of annual bonuses. The offer letter also includes the promise to grant an equity awards as discussed in more details below under the section entitled “Terms and Conditions of Equity Awards,” and provides that the unvested portion of the equity awards will vest on the date of his termination in the event he is terminated by the Company without cause or he resigns for good reason within 12 months following a change of control (cause, good reason, and change in control, each as defined in the offer letter).

The offer letter also provides Mr. Alecxih with certain severance and change of control benefits. In the event that Mr. Alecxih’s employment were terminated by the Company without cause or Mr. Alecxih resigns for good reason, subject to executing and not revoking a general release of all claims, then Mr. Alecxih would be entitled to receive a severance payment equal to six months of his base salary plus 50% of his annual bonus for the year preceding the termination date.

Terms and Conditions of Annual Bonuses

For 2018, all of the NEOs were eligible for cash performance-based bonuses pursuant to the achievement of certain performance objectives. The performance targets are approved annually by our board of directors. When determining the 2018 performance bonus program for the NEOs, in late 2017, the board of directors set certain performance goals, using a mixture of performance objectives after receiving input from Mr. Raanes, who was then our Chief Executive Officer. These performance objectives included certain revenue, gross margin, financial and product development measures. There was no specific weighting for each performance goal when determining the overall bonus amount, and instead the board of directors evaluated the overall achievement of all performance goals based on the importance to the success of the Company. For each of these performance goals under the annual bonus program, the board of directors set general performance goals, but there was no minimum or maximum achievement for each performance target; instead, the board of directors weighed the achievement, partial achievement or non-achievement for each performance target when deciding the overall achievement level. These performance goals were not expected to be attained based on average or below-average performance. The board of directors intended for the performance targets to require significant effort on the part of the NEOs and, therefore, set these targets at levels they believed would be difficult to achieve, such that average or below-average performance would not satisfy these targets.

Each NEO’s target bonus opportunity is expressed as a percentage of base salary which can be achieved by meeting or exceeding the performance goals. For each of the NEOs, his target bonus opportunity is originally set in his employment agreement or offer letter, as applicable, with the Company as described above. The board of directors reviews these target percentages to ensure they are adequate, and, while reviewing these target percentages the board of directors does not follow a formula but rather uses the factors described below as general background information prior to determining the target bonus opportunity that will apply for the upcoming year for the participating NEOs. The board of directors sets these rates based on each participating executive’s experience in his role with the Company and the level of responsibility held by each executive, which the board of directors believes directly correlates to his ability to influence corporate results. For 2018, the board of directors used a guideline target bonus opportunity of 100% for Mr. Drake, 75% for Mr. Matin, and 45% for Mr. Alecxih. As described above under “Separation Agreement with Chris A. Raanes” he received a pro-rated 2018 bonus in connection with his July 2018 termination of employment.

Corporate goals and performance targets are reviewed and approved by the board of directors prior to any allocation of the annual bonuses. In early 2019, the board of directors reviewed our 2018 Company-wide performance with respect to determining bonuses for current executive officers and determined achievement of the performance goals at 0%. The board of directors thus awarded no cash bonuses to the current NEOs. In regard to the former President and CEO Mr. Raanes, who resigned in July 2018, the board of directors approved a 2018 pro-rated performance bonus of $155,944, which is set forth in the “2018 Summary Compensation Table” above.

Terms and Conditions of Equity Awards Granted in 2018

			Stock Options			Restricted Stock Units
Name	Grant Date	Shares	Fair Value per Share(1)	Exercise Price Per Share	Vest Schedule	Shares	Fair Value per Share(1)	Vest Schedule
Scott W. Drake	7/22/2018	1,925,000	$5.59	$9.66	25% 1st yr. anniversary, then 1/48 monthly	1,155,000	$9.66	33% yearly on anniversary

Christopher Raanes(2)	2/2/2018	41,196	$4.78	$8.65	1/12 monthly	—	—

	5/15/2018	410,000	$4.06	$6.91	25% 1st yr. anniversary, then 1/48 monthly	—	—

Shar Matin	7/22/2018	962,500	$5.59	$9.66	25% 1st yr. anniversary, then 1/48 monthly	577,500	$9.66	33% yearly on anniversary

James Alecxih	10/15/2018	275,000	$5.26	$9.09	25% 1st yr. anniversary, then 1/48 monthly	—	—

(1)

Amounts shown represent the aggregate grant date fair value of restricted stock units and stock options granted, as calculated in accordance with FASB ASC Topic 718 excluding the impact of estimated forfeitures related to service-based vesting provisions. See footnote 13 of the financial statements included in our Annual Report on Form 10-K filed March 15, 2019 for the assumptions used in calculating this amount.

(2)	Mr. Raanes resigned his employment with us in July 2018; however, his unvested equity awards continue to vest while he is serving as a consultant to the Company.

Terms and Conditions of 401(k) Plan

ViewRay sponsors a 401(k) Retirement Savings Plan for employees. Under the 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit and to have the amount of such reduction contributed to the 401(k) plan. We made matching contributions in 2018 equal to 31.5% of participant deferrals, but did not make any matching contributions in 2017.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2018, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders(2)(3)	7,841,449	(4)	$5.24	3,688,646	(5)
Equity Compensation Plans Not Approved by Stockholders(6)	5,620,000	(7)	$9.42	—

Total	13,461,449		$6.64	3,688,646

(1)	Represents the weighted average exercise price of outstanding options.
(2)

Includes the ViewRay Incorporated 2008 Stock Option and Incentive Plan, or the 2008 Plan; the ViewRay, Inc. 2015 Equity Incentive Award Plan, or the 2015 Plan; and the ViewRay, Inc. 2015 Employee Stock Purchase Plan, or the ESPP.

(3)

The 2015 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2017 and ending in 2025, in each case subject to the approval of the compensation committee of our board of directors on or prior to the applicable date, equal to the lesser of (A) four percent (4%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, that no more than 15,000,000 shares of stock may be issued upon the exercise of incentive stock options. The ESPP contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance under such plan shall be increased on the first day of each year beginning in 2016 and ending in 2025, in each case subject to the approval of the compensation committee of our board of directors on or prior to the applicable date, equal to the lesser of (A) one percent (1%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, no more than 3,500,000 shares of stock may be issued under the ESPP.

(4)

Consists of the following as of December 31, 2018: (i) 5,939,040 stock options under the 2015 Plan, (ii) 610,010 director deferred stock options under the 2015 Plan, (iii) 125,241 director deferred awards under the 2015 Plan, and (iv) 1,167,158 stock option under the 2008 Plan.

(5)

Includes 1,908,626 shares that were available for future issuance as of December 31, 2018 under the 2015 Plan and 1,780,020 shares that were available for future issuance as of December 31, 2018 under the ESPP, which allows eligible employees to purchase shares of common stock with accumulated payroll deductions.

(6)	Includes the ViewRay, Inc. 2018 Equity Inducement Program, or the 2018 Plan.
(7)	Consists of the following as of December 31, 2018 under the 2018 Plan: (i) 3,887,500 stock options and, (ii) 1,732,500 restricted stock units.

The 2018 Plan was adopted by our board of directors as of July 22, 2018 and was not approved by our stockholders in accordance with the exception from the requirement for the Company’s stockholders to approve equity incentive plans under Nasdaq Listing Rule 5635(c)(4). The purpose of the 2018 Plan is to further the long -term stability and success of the Company by providing a program to reward selected individuals hired as employees of the Company with grants of inducement awards. Unless otherwise provided in the 2018 Plan, the operative terms of any inducement awards granted under the 2018 Plan will adhere to the terms and conditions of the 2015 Plan. The board of directors (or any committee of the board to whom such authority has been delegated) approves the shares that may be issued under the 2018 Plan, which shares do not count against the shares reserved for issuance or per participant limits that apply under the 2015 Plan. Our board of directors or such committee determines the type, size, exercise price, if applicable, and the methods by which any award granted under the 2018 Plan may be exercised, if applicable, cancelled, forfeited or suspended. The board of directors or such committee may amend the 2018 Plan as it deems advisable and the Board may terminate the 2018 Plan at any time, except with regard to outstanding awards.

INFORMATION ABOUT STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of December 31, 2018, unless noted otherwise, for:

•	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock;

•	each named executive officer as set forth in the summary compensation table included in this proxy statement;

•	each of our directors; and

•	all current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to common stock warrants, options that are currently exercisable or exercisable within 60 days of December 31, 2018, and restricted stock units that vest within 60 days of December 31, 2018, are deemed to be outstanding and to be beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage ownership of our common stock in the table is based on 96,332,023 shares of our common stock issued and outstanding on December 31, 2018. Unless noted otherwise, the address of each of the individuals and entities named below is c/o ViewRay, Inc., 2 Thermo Fisher Way, Oakwood Village, Ohio 44146.

Name and Address of Beneficial Owner	Number of Outstanding Shares Beneficially Owned	Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership
5% and Greater Stockholders
Fosun International Limited(1)	16,471,258	1,418,116	17,889,374	18.30%
Entities affiliated with FMR LLC(2)	9,604,059	—	9,604,059	9.97%
Puissance Capital Management LP (3)	6,842,975	1,368,595	8,211,570	8.40%
Entities affiliated with OrbiMed Advisors, LLC(4)	5,149,019	407,535	5,556,554	5.74%

Named Executive Officers and Directors
Scott W. Drake(5)	60,000	—	60,000	*
Shar Matin(6)	25,000	—	25,000	*
James Alecxih	—	—	—	*
Chris A. Raanes(7)	399,984	630,249	1,030,233	1.06%
Caley Castelein, M.D.(8)	641,033	124,033	765,066	*
James F. Dempsey, Ph.D.(9)	182,602	1,024,476	1,204,476	1.24%
Keith Grossman(10)	—	22,032	22,032	*
Scott Huennekens(11)	—	44,348	44,348	*
Henry A. McKinnell, Jr., Ph.D.(12)	650,877	247,320	898,197	*
Daniel Moore(13)	—	44,348	44,348	*
Aditya Puri(14)	3,185,692	305,226	3,490,918	3.61%
Brian K. Roberts(15)	—	84,305	84,305	*
Theodore T. Wang, Ph.D.(16)	6,842,975	1,425,726	8,268,701	8.46%
All current directors and executive officers as a group (13 persons)(17)	11,658,283	3,854,116	15,512,399	15.48%

*	Represents beneficial ownership of less than one percent of our outstanding shares of common stock.
(1)

Consists of (i) 15,075,540 shares of common stock and (ii) 1,418,116 shares issuable upon the exercise of common stock warrants held jointly by Fosun International Limited and Strong Influence Limited and (iii) 1,395,718 shares of common stock held by Fosun International Limited. Fosun International Limited may be deemed to beneficially own, and have shared voting and dispositive power over, all of such shares. Strong Influence Limited may be deemed to beneficially own, and have shared voting and dispositive power over, 15,075,540 of such shares. The address of Strong Influence Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. The address of Fosun International Limited is Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong. Based on the Schedule 13G/A filed with the SEC on January 30, 2019.

(2)

Consists of shares held of record or deemed to be beneficially owned by, FIAM LLC, Fidelity Institutional Asset Management Trust Company, FMR Co., Inc. Strategic Advisers LLC, FMR LLC, and Abigail P. Johnson. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC representing 49% of the voting power of FMR LLC and have entered into a shareholders’ voting agreement with certain other stockholders of FMR LLC under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act advised by FMR Co., Inc., a wholly owned subsidiary of FMR LLC. Accordingly, FMR LLC may be deemed to have sole voting power with respect to 5,895,508 shares of our common stock. FMR LLC and Abigail P. Johnson may be deemed to have shared dispositive power with respect to 9,604,059.The address of each of the reporting persons is 245 Summer Street, Boston, Massachusetts 02210. Based on the Schedule 13G/A filed with the SEC on February 8, 2019.

(3)

Consists of (i) 6,842,975 shares held by Puissance Cross-Border Opportunities I LP (“PCBO”) and (ii) 1,368,595 shares issuable upon the exercise of a common stock warrant held by PCBO. Puissance Capital Management LP (“PCM”) is the investment manager of PCBO. Puissance Capital Fund (GP) LLC (“Puissance GP”) serves as the general partner of PCBO. Puissance Capital Management (GP) LLC (“Puissance Capital Management GP”) serves as the general partner of PCM. Theodore T. Wang, Ph.D., a member of our board of directors, is the managing member of both Puissance GP and Puissance Capital Management GP and may be deemed, along with PCM, Puissance GP, and Puissance Capital Management GP, to have shared voting and dispositive power over the shares held by PCBO. In addition, Mr. Wang may be deemed to have sole voting and dispositive power over shares issuable upon the exercise of stock options issued to him in connection with his service as a director of the Company (see footnote 16 below). The address of each of the reporting persons is 950 Third Avenue, 25th Floor, New York, NY 10022. Based on the Schedule 13D/A filed with the SEC on August 23, 2018.

(4)

Consists of (i) 5,100,785 shares held of record by OrbiMed Private Investments III, LP (“OPI III”), (ii) 403,692 shares issuable upon the exercise of common stock warrants held by OPI III, (iii) 48,234 shares held of record by OrbiMed Associates III, LP (“OA III”), and (iv) 3,843 shares issuable upon the exercise of common stock warrants held by OA III. OrbiMed Capital GP III LLC (“GP III”) is the general partner of OPI III. OrbiMed Advisors LLC (“Advisors”) is the managing member of GP III and the general partner of OA III. By virtue of such relationships, Advisors may be deemed to beneficially own, and have shared voting and dispositive power over the shares held by OPI III and OA III, and GP III may be deemed to beneficially own, and have shared voting and dispositive power over the shares held by OPI III. Advisors exercises its investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and Jonathan T. Silverstein, each of whom disclaims beneficial ownership of the shares held by OPI III and OA III. The address of each of the reporting persons is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th Floor, New York, New York 10022. Based on the Schedule 13D/A filed with the SEC on November 13, 2018.

(5)	Consists of 60,000 shares held by Mr. Drake.
(6)	Consists of 25,000 shares held by Mr. Matin.

(7)	Consists of 399,984 shares held by Mr. Raanes and 630,249 shares that may be acquired pursuant to stock options within 60 days of December 31, 2018.
(8)

Consists of (i) 641,033 shares held by KVP and KVPE, entities controlled by Dr. Castelein, and (ii) 124,033 shares that may be acquired pursuant to stock options and restricted stock units within 60 days of December 31, 2018 by Dr. Castelein. Dr. Castelein disclaims beneficial ownership of the shares held by KVP and KVPE, except to the extent of any pecuniary interest therein, if any.

(9)	Consists of (i) 182,602 shares held by Dr. Dempsey and (ii) 1,024,476 shares that may be acquired pursuant to stock options within 60 days of December 31, 2018 by Dr. Dempsey.
(10)	Consists of 22,032 shares that may be acquired pursuant to stock options within 60 days of December 31, 2018 by Mr. Grossman.
(11)	Consists of 44,348 shares that may be acquired pursuant to stock options within 60 days of December 31, 2018 by Mr. Huennekens.
(12)

Consists of (i) 650,877 shares held by Dr. McKinnell, and (ii) 247,320 shares that may be acquired pursuant to stock options and common stock warrants within 60 days of December 31, 2018 by Dr. McKinnell.

(13)	Consists of 44,348 shares that may be acquired pursuant to stock options within 60 days of December 31, 2018 by Mr. Moore.
(14)

Consists of (i) 3,185,692 shares held by Harbour Tycoon Limited / Xerya Capital per notice provided by Xeraya Capital as of March 22, 2019, and (ii) 305,226 shares that may be acquired pursuant to stock options within 60 days of December 31, 2018 by Mr. Puri. Mr. Puri a member of our board of directors, is an Investments Director at Xeraya Capital, an affiliate of Harbour Tycoon Limited. .

(15)	Consists of 84,305 shares that may be acquired pursuant to stock options within 60 days of December 31, 2018 by Mr. Roberts.
(16)

Consists of (i) 6,842,975 shares held by PCBO, (ii) 1,368,595 shares issuable upon the exercise of a common stock warrant held by PCBO, all of which are deemed to be beneficially owned by Dr. Wang, and (iii) 57,131 shares that may be acquired pursuant to stock options within 60 days of December 31, 2018 by Dr. Wang (see footnote 3 above).

(17)

Includes 15,512,399 shares beneficially owned by our executive officers and directors, which includes 10,028,667 shares beneficially owned by entities affiliated with certain of our directors and 3,854,116 shares that may be acquired pursuant to stock options, restricted stock units and common stock warrants within 60 days of December 31, 2018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of the reports referenced above that were furnished to the Company and written representations that no other reports were required during the year ended December 31, 2018, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except with respect to (i) one late Form 3 filed by Mr. Alecxih, (ii) one late Form 4 filed by each of Strong Influence Ltd., Fosun International Ltd., Aditya Puri, and Brian K. Roberts, in each case with respect to one transaction, and (iii) one late Form 4 filed by Orbimed Advisors LLC with respect to two transactions.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are ViewRay stockholders may be “householding” our proxy materials. A single proxy statement and annual report may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, ViewRay, Inc., 2 Thermo Fisher Way, Oakwood Village, Ohio 44146 or (3) contact our Investor Relations department by telephone at 1-844-MRIdian (674-3426). Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement and annual report promptly to any stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the board of directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Annual Reports

Our 2018 Annual Report on Form 10-K (which is not a part of our proxy soliciting materials) will be mailed with this Proxy Statement to those stockholders that request and receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access the Annual Report and this Proxy Statement on the website referenced on the Notice of Internet Availability of Proxy Materials. The Annual Report and this Proxy Statement are also available on the “SEC Filings” section of our investor relations website at http://investors.viewray.com and at the SEC’s website at www.sec.gov. Please note that the information on our website is not part of this Proxy Statement.

Upon written request by a ViewRay stockholder, we will mail without charge a copy of our 2018 Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to our Chief Financial Officer, 2 Thermo Fisher Way, Oakwood Village, Ohio 44146.

By Order of the Board of Directors

/s/ Scott W. Drake
Scott W. Drake President and Chief Executive Officer

April 25, 2019

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date VIEWRAY, INC. or meeting date. Have your proxy card in hand when you access the web site

2 THERMO FISHER WAY and follow the instructions to obtain your records and to create an electronic voting instruction form.

OAKWOOD VILLAGE, OH 44146

During The Meeting - Go to www.virtualshareholdermeeting.com/VRAY2019

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,

51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E76280-P24104 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

VIEWRAY, INC. For Withhold For All To withhold authority to vote for any individual

The Board of Directors recommends you vote FOR All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. the following:

1. To elect two directors to hold office until the 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Nominees:

01) Scott W. Drake 02) Keith Grossman

The Board of Directors recommends you vote FOR the following proposal: For Against Abstain

2. To ratify the selection, by the audit committee of our Board of Directors, of Deloitte & Touche LLP, as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2019.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

☐ ☐☐ ☐ ☐ ☐

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E76281-P24104

VIEWRAY, INC.

Annual Meeting of Stockholders June 13, 2019 8:30 AM PT

This proxy is solicited by the Board of Directors

The stockholders hereby appoint Scott W. Drake and Ajay Bansal, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VIEWRAY, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM PT on June 13, 2019, virtually via live audio webcast, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, subject to compliance with Rule 14a-4(c) of the Securities Act of 1933, as amended.

Continued and to be signed on reverse side